Spitzer & Feldman P.C.
                                 405 Park Avenue
                              New York, N.Y. 10022








                                                                  April 30, 2003

Corporate Road Show.com Inc.
80 Orville Drive - Suite 100
Bohemia, New York 11716

              Re: REGISTRATION STATEMENT ON FORM SB-2

Dear Ladies and Gentlemen:

           Reference is made to amendment No. 1 to the registration statement on Form SB-2 filed by Corporate Roadshow.com, Inc., a corporation incorporated under the laws of New York (the "Company"), with the United States Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 2,500,000 common shares of the Company, $0.0001 par value (collectively, the "Shares"), including authorized but unissued Shares being offered by the Company. The Shares are to be sold to the public as follows: (i) 2,000,000 by the Company on a self-underwritten basis; and (ii) 500,000 by the selling shareholder. The Shares, when sold, will be legally issued, fully paid and non-assessable.

              We consent to all references to us that appear in the Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto.

                                                Best regards,

                                                /s/ Spitzer & Feldman P.C.
                                                ---------------------------
                                                SPITZER & FELDMAN P.C.